UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Forbearance Agreements

As previously reported, between June 6, 2025 and June 9, 2025, Vivakor, Inc. (the “Company”) issued convertible promissory notes (the “Lender Notes”), to seven non-affiliated accredited investors (the “Lenders”), in the aggregate principal amount of $5,117,647.06 in connection with a Securities Purchase Agreement entered into by and between the Company and the Lenders (the “Lender SPA”). Under the terms of the Lender SPA and the Lender Notes, the Company received $4,350,000 prior to deducting customary fees.

On January 30, 2026, the Company entered into Forbearance and Note Amendment Agreements (the “Agreements”) with the each of the seven investors. As of the date the Agreements were entered into the Company owes approximately $2,242,793 under the Lender Notes, having satisfied approximately $2,874,854 of the aggregate principal amount since the Lender Notes were issued. Under the terms of the Agreements, (i) the parties agreed to extend the maturity date of the Lender Notes until January 31, 2027; (ii) the Company agreed to issue an aggregate of 56,167,665 shares of its restricted common stock (the “Agreement Shares”); (iii) the Company agreed to pay the following aggregate amounts to payoff the Lender Notes: $378,433.25 on or before March 1, 2026, $396,414.53 on or before April 30, 2026, $258,903.84 on or before June 30, 2026, $454,796.89 on or before July 31, 2026, $17,433.25 on or before September 30, 2026, $356,193.98 on or before October 31, 2026, $372,627.23 on or before January 31, 2027; and (iv) no conversions will be permitted under the Lender Notes unless the Company either fails to pay the Lender Notes in accordance with the above payment terms or the Company fails to get re-listed on Nasdaq on or before February 28, 2026, which date will be extended if the only requirement for the Company to get re-listed is the completion of a reverse stock split of the Company’s common stock so long as the Company is in the process of completing the reverse stock split.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of, and does not purport to be a complete description of, the rights and obligations of the parties to the agreements in connection with the Agreements, and such description is qualified in its entirety by reference to the full text of the Form of Forbearance and Note Amendment Agreement and its exhibits are attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

As set forth in Item 1.01, the Company entered into the Agreements and will issue the Agreement Shares. The Agreement Shares were issued as restricted stock with a standard Rule 144 restrictive legend. The issuances of the foregoing securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the Lenders are accredited investors and familiar with our operations, as set forth in the Agreements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Form of Forbearance and Note Amendment Agreement with Lenders entered into on January 30, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: February 4, 2026	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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